Presentation

Operator

Greetings, and welcome to the Quest Solution Corporate Update Conference Call. At this time, all participants are in a listen-only mode. A question and answer session will follow the final presentation. (Operator instructions.) As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Cameron Donahue of Hayden IR. Thank you, sir. You may begin.

Cameron Donahue – Partner at Hayden IR

Thank you, operator. Good morning, everyone. Thank you all for joining us. On the call with me today are Tom Miller, Chairman, CEO, and president and Gilles Gaudreault, pending Chief Executive Officer as well as Jason Griffith, Executive Vice President of Strategy and Acquisition.

Before we start, I’d like to remind everyone of the Safe Harbor statement of the Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements, including statements made during the course of this call. These forward-looking statements are based on the company’s current expectations and beliefs concerning the future development and the potential effects on the company.

A number of these factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These forward-looking statements involve different risks and uncertainties, some of which are beyond the control of the company, and as such, they can change based upon various factors. For more detailed discussion of some of the ongoing risks and uncertainties of the company’s business, I refer you to the company’s filings at the Securities and Exchange Commission.

During this call, we may also disclose non-GAAP financial measures as defined by SEC Regulation G, including adjusted revenue, adjusted gross margins, and adjusted EBITDA which we define as net income before interest, taxes, depreciation, amortization, adjusted for acquisition-related integration items, asset impairment charges, purchase price accounting items recorded as part of our acquisition and certain other items that we believe do not reflect our core operating performance. The comparable GAPP financial information including operating income, the GAAP measurement most directly comparable to adjusted EBITDA and reconciliations are publicly available and provided in the financial tables at the end of the second quarter 2015 earnings press release filed with the Securities and Exchange Commission on August 19, 2015.

Before we begin, I also want to note the company’s presenting at the [indiscernible] Conference on November 5th in Philadelphia, as well as the LD Micro Conference in L. A. the 1st of December and also doing additional road show meetings in Minneapolis, Chicago, [indiscernible] October.

With that out of the way, I’d like to turn the call over to Tom Miller, Chairman, CEO, and President. Tom.

Tom Miller – Chairman, CEO, and President

Thank you, Cameron. And good morning, everyone. We have accomplished a great deal since our last conference call a few weeks ago. We felt it was important to speak with you this morning to discuss our accomplishments in more detail and to provide you with an open forum for questions.

To open our discussion this morning, we are pleased to provide you the details regarding Quest Solution’s transaction with ViascanQData which will increase our revenue by more than 25%, improve our growth margin in the near term, and should help the company deliver consistent profitability in the long term. This morning’s call will focus on ViascanQData and the Quest transaction. We will not be talking through the Q3 results from Quest as we have not yet released reviewed results from the quarter. We will be holding a shareholder call in Q3 in November.

As Cameron mentioned on the call today with me is Gilles Gaudreault. Gilles will become the Chief Executive Officer of Quest Solutions upon the completion of our transaction with ViascanQData. Now this is going to be consummated contemporaneously with the closing of the loan with the Faunus Group, Inc. or FGI. The closing of the acquisition will be effective as of October 1, 2015. I will discuss the FGI transaction in more detail later.

Transcript: Quest Solution Corporate Update Call October 12, 2015

It is my pleasure to welcome Gilles to the company and introduce him to you today. Gilles joins us directly from ViascanQData where he served as CEO for the past 18 months. He brings more than 35 years of financial and strategic transaction experience from a variety of industries, primarily in the industrial and high-tech sectors. Most recently, Gilles has been instrumental in orchestrating the merger of Quest Solution and ViascanQData and will play a central role in the integration of the two companies as we move forward. Gilles’s experience with organizational structuring and consolidation will ensure a smooth post-merger integration. His insight, visionary thinking, and ability to execute will be invaluable as we move forward as a combined company to pursue opportunities that will further accelerate our growth.

Let me turn the call over to Gilles for a few minutes to introduce himself. Gilles.

Gilles Gaudreault – pending Chief Executive Officer

Thank you, Tom. I’m excited to be part of Quest Solution and pleased to join this call today. I look forward to meeting our shareholders in the coming months. I’ve been involved with ViascanQData for the past four years. During this tenure, I completed the financial and organization restructuring of Viascan, Lazertherm Marketing and Qdata; the three corporations that merged to form the ViascanQData Group in 2012. These entities were streamlined into a unified operation of data collection and management including software design, hardware reselling, and manufacturing of labels and ribbons for various applications.

Prior to ViascanQData, I spent the most recent part of my career with an advisory service company where I coached senior management teams of midsized companies on strategies to improve and grow their businesses. It is through this experience that I honed my ability to analyze market opportunities and refine an organization’s offerings and customer value proposition to more directly align with market realities, and achieve growth and improve financial performance.

I applied this knowhow to ViascanQData over the past four years. As a result, revenue more than doubled, and by pruning the portfolio of low margins, contracts orders and reducing overhead cost, ViascanQData was able to improve profitability, drive recurring orders from its customer base and create significant operating leverage on incremental revenue growth. I look forward to repeating this past with Quest as part of the integration.

With that, I’ll now turn back the call to Tom. Tom.

Tom Miller – Chairman, CEO, and President

Thank you, Gilles. And again we welcome you to the team here. So simultaneous with the merger and Gilles assuming the role of CEO, I will continue in my role as President, devoting my full attention to the operational aspects of our combined company. I will also continue to serve as Chairman of the Board of Directors. This executive structure with Gilles as CEO, and myself as President and Chairman of the Board really combines our complementary skill sets. And, it is the best fit for the overall management of our company. Combining my strength in sales and operations with Gilles’s talent for strategic positioning and financial structuring will be a great benefit to our more than 5,000 customers, nearly 175 employees, and our shareholders as we take steps to further grow the company organically.

Turning to the highlights of the merger for a moment. Upon the closing of the FGI loan, the merger and acquisition of ViascanQData will close and will be effective as of October 1, 2015. ViascanQData will become a wholly-owned subsidiary of Quest Solution and will operate under the Quest Solution name and brand going forward. This merger advances Quest Solution’s goal of becoming a world-class leader in data collection and systems integration.

The combination of ViascanQData and Quest Solution creates immediate benefits as well as longer-term opportunities. As one of the largest suppliers of barcode labels and ribbons, which we will be referencing as media, as one of the largest suppliers of barcode labels and ribbons in Canada, and one of the main suppliers of data collection products and services, we believe the transaction with ViascanQData provides us with increased purchasing power that may be leveraged to obtain more favorable pricing on our cost of goods, positioning Quest for growth opportunities in the US markets while increasing margins in media products in the US markets. It also provides us a very modern production plant and low-cost supplier media such as barcode labels and ribbons.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

It provides us immediate and direct access to the Canadian market for global accounts. It also gives us a stronger presence on the East Coast of the United States. It means we also are operating all companies under one brand, the Quest brand. And, it will provide additional service capabilities beyond what we currently offer.

Additionally, the combination enhances synergies that exist in ViascanQData’s current business, including, it gives them immediate and direct access to the US market. It gives them the ability to directly place its media products with an integrator where we service large global accounts. It provides them the opportunities to increase sales by offering Quest Solution’s mobility software products to a new customer base and it provides ViascanQData the ability to access capital through a publicly-listed company.

In addition to reducing redundancies in our business models and exploiting synergies that we’ve already identified, we expect to gain opportunity to grow our business by offering an expanded lineup of products to broader cross-border markets. And ultimately, we believe this is exactly what our large global partners, such as Zebra and Honeywell are looking for. A strong integrator, with considerable expertise, that can assist them in developing and growing market opportunities and delivering large purchasing volumes with integrated high-value solution offerings at competitive price points.

We believe that global companies, including many of our existing customers, are looking for opportunities to reduce the number of vendors and suppliers they do business with in order to reduce their overall costs and improve their efficiencies within their supply chains. By combining Quest Solutions integrated hardware and solutions with Viascan’s media business, we are positioned to provide an even more tightly integrated one vendor solution for our customers while providing streamlined efficiencies to vendors such as Zebra, Honeywell, and others.

From a sales perspective, we expect to extend our reach to new customers by cross-selling an expanded portfolio of products and solutions both to US and Canadian markets. Viascan’s customer base of more than 4,000 corporate clients provides us with ready access to new market opportunities. Their customers include household names such as Loblaws, Overwaitea, Cargill, Logistics in Motion, Unisource, Jus Lassonde, L’Oreal and The Brick. Some of these clients have been with ViascanQData for more than 15 years and became leaders in the Canadian market.

We believe that ViascanQData was part of their journey, following each step of their growth with customized solutions we’re developed to tackle their supply-chain challenges, even managing their inventory in real time. To our mutual benefit, we have some large common customers and it is our plan to offer integrated cross-border solutions leading to an increased market share for Quest with these accounts. Additionally, we expect that we will now be able to offer customers who have requirements in their respective countries, but have not previously been serviced by either Quest Solution or ViascanQData a single vendor capable of satisfying their needs.

When combining ViascanQData’s more than 16 sales professionals with Quest Solution’s 19 sales professionals, we can offer the market a very formidable sales and systems organization equipped with a robust suite of products and solutions to more fully address our collective customer’s business needs. We anticipate that organizing these professionals into one sales organization will enable us to act locally and sell globally.

And on the cost side, we have identified several areas where we believe we can reduce redundancies and leverage our combined purchasing power. We anticipate meant material improvements in supply chain management and throughout our delivery organization.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

ViascanQData has developed a state-of-the-art manufacturing facility at Ajax, Ontario, and this facility can provide barcode label media which are the consumables we sell to Quest Solution accounts improving our growth margin over time. In addition, by combining our product sourcing needs, we believe that we will be able to take advantage of larger volume price discounts and other incentives available from vendors that are deploying and selling integrated solutions. In general, services and solutions are further up the value chain and generate higher margins. As a result, our sourcing partners also provide incentives and discounts to buyers who are deploying their products and integrated solutions as opposed to basic reselling.

The terms of the transaction include the issuance of 5.2 million restricted common shares of Quest Solution at $0.40 per share. For Canadian tax purposes, this is being done through a separate entity, but ultimately owned and controlled by Viascan Group, Inc., the full shareholder of ViascanQData. The owners of Viascan Group are Gilles, and Denis Kurdi, who founded the company in 1995. Denis has been involved in with data collection since 1981, helping make ViascanQData the first Canadian AIDC company to offer system integration, software, on-site service, label converting, and ribbon splitting manufacturing across the entire country. Denis will remain with the combined company with the new title of Vice President of Printers and Media, North America.

The shares are subject of the typical and customary 144 restrictions; the transaction also includes $1.5 million in a promissory note with an interest rate at 6%, with payments beginning in January 2016 and paid out over the next 48 months. Quest will be assuming the assets and the liabilities of ViascanQData, which is estimated to be net net of approximately $6.5 million. The total purchase price of approximately $10.1 million represents a purchase multiple of approximately 5.5 times adjusted EBITDA on a trailing 12 month basis.

Beginning with the fourth quarter of 2015, our consolidated financial results will include the business acquired as a result of the acquisition of ViascanQData.

To give you some color on a historical basis, Viascan’s financial results for the trailing 12 months include revenues of approximately $23 million US, of which approximately $14 million or 60% of the revenue is recurring revenue, gross margins of nearly 30% and EBITDA of approximately $1.8 million US. The current operational structure can support approximately 50% growth in revenue with minimal cost increases. We anticipate the combination with ViascanQData will be accretive to our results.

At this time, we are reaffirming our current financial guidance which excludes any contributions to ViascanQData. Our full year 2015 guidance includes revenue of $62 million to $68 million, representing to- line growth between 5% to 15%. Gross margin as a percentage of sales for the full year 2015 continues to show slight improvement of the company up to two years, only projects on a non-GAAP basis, positive adjusted EBITDA in the third and fourth quarter with improvement each quarter for the remainder of the year.

Respectively, we expect ViascanQData to initially contribute annualized revenue of $22 million to $25 million in US dollars. With expanded sales opportunities, anticipated cost savings and synergistic benefits, we expect the merger with ViascanQData to be accretive to Quest Solution’s earnings per share and have a material positive impact on adjusted EBITDA, post integration and upon achieving identified synergies. We will have more to say about our expectations for the contribution of ViascanQData in the coming quarters.

Turning to our capital position for a moment. At current, with the closing of the merger, we also closed a $15 million line of credit with FGI secured by our accounts receivable. This line essentially replaces our existing line, giving us greater financial flexibility than previously. We will maintain a relationship with Wells Fargo with a $1 million line of credit for our purchasing card or P-Card, and ViascanQData also has an existing $4.8 million line of credit with FGI. The additional availability under the new line is at terms more flexible than the line of credit Quest Solution previously had with Wells Fargo and provides us with the additional options and financial resources to meet our working capital needs and grow our business.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

We have also completed two transactions designed to streamline our capital structure, reduce the diluted shares outstanding and provide the company with more favorable Black-Scholes calculations every quarter. The company has come to agreement to acquire and cancel 100% of the Series A preferred stock, as well as canceling 3.4 million stock options with an additional cancellation of 1.9 million in other stock grants which was best on certain future milestones. The preferred stock previously carried a 250 to 1 voting power. This is an addition to the announcement in September to our cancellations of 7.1 million in warrants from a former principal of Quest as well as an agreement to buy back and cancel 900,000 shares of common stock.

And finally, with these two transactions, and including the issuance of an additional 5.2 million shares related to the acquisition, we now estimate our basic shares outstanding will be approximately 41 million.

In summary, we anticipate that Quest Solution’s transaction with ViascanQData will increase our revenue by more than 25%, will improve our growth margins in the near term, and should help us achieve consistent profitability in the long term. And immediately, we believe that the combination will help us streamline our capital structure and meaningfully improve our balance sheet.

I’d now like turn the call back to Gilles to give him the opportunity to tell you a little bit more about ViascanQData and to share his thoughts on the merger. Gilles?

Gilles Gaudreault – pending Chief Executive Officer

Thank you, Tom. As I mentioned, have been involved with ViascanQData for the past four years, serving as CEO for the last 18 months. The market in which both Quest Solution and ViascanQData operate is comprised of a number of smaller terms that specialize in discrete portions of the integrated solution our customers are looking for.

Today’s buyer of data collection and management services are looking for an integrated solution comprised of hardware, software, and media that can be delivered globally. Fortunately for us, there are fewer competitors today that can play in that space and provide a fully integrated solution. As a result, there has been consultation throughout our industry over the last several years as companies look to round out their portfolio of offerings with more service-based solutions.

Combining Quest Solution’s integrated hardware and software solutions with ViascanQData’s media business was a logical, next step that further tightens the integration of our solutions. We’re already receiving positive reactions and indications from the commercial markets. With our knowledge of the Canadian market and Quest Solution’s knowledge of the US market, we are opening up opportunities for cross-selling that otherwise would have been very difficult for either of us to achieve alone.

Ultimately, we have created an avenue for expanded margins on increased higher margin services business. Over the years, ViascanQData has grown into one of the leading enterprise mobile computing integrators in Canada. Combining our core media business with Quest Solution’s hardware and software solutions creates a more robust integrator with broader, more robust solutions to serve our customers.

I am eager to get started in my new role and energize by the opportunities before us. We are making great strides in positioning our company for sustainable growth by increasing our market opportunities through a business combination with ViascanQData and managing our capital structure and liquidity needs to support both organic and inorganic growth. We are now a nearly $85 million technology company in a rapidly growing industry. I look forward to what lies ahead as we continue to evolve and grow our business.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

With that, I would now like to turn the call over to the operator for questions and answers. Thank you.

Operator

Thank you. Ladies and gentlemen, at this time we will be conducting the question and answer session. (Operator instructions.) Our first question is coming from the line of George Guttman with Jericho Partners. Please proceed with your question.

<Q>: Good morning and congratulations on a great deal. If I heard correctly, you guys value this acquisition at roughly, like $10 million, $11 million. So based on 5.2 million shares, I guess that comes to approximately, including the $1.5 million you will give the two principals of Viascan, the stock value was roughly $1.8, $1.9 per share. Is that correct?

Tom Miller – Chairman, CEO, and President

Yes, George.

<Q>: Okay. Also, I’m hoping that, now that we are significantly bigger than we were just a couple of days ago, the combined entities will have more opportunities to provide us shareholders with ongoing press releases so that hopefully the promise of Quest could be shared with a lot more than just us current shareholders.

Tom Miller – Chairman, CEO, and President

Yes, George. That’s a very good point. This is Tom, and in fact you will see us more active, not just press releases, but reaching out to other individuals and other companies to bring them into the fold. We believe that Quest is an $85 million top-line company. The positioning of the company within the markets and the improvements we make makes us attractive for a potential investor. We hear you on that and understand what you’re saying.

<Q>: And hopefully you will continue the strategy of non-dilution, which heretofore you’ve really adhered to, and we as shareholders really appreciate that because I know for one that I have been involved with many companies that have not taken such great care with their share structure. Speaking of the share structure, going forward, what plans, if any, do you have to try to get us onto a more senior exchange. I’m sure we meet all the requirements except for the stock price.

Tom Miller – Chairman, CEO, and President

Gilles. Do you want to respond to that?

Gilles Gaudreault – pending Chief Executive Officer

Yes, well to give you an answer on that, for the time being, we’re not planning to go NASDAQ. For the next 12 months, what we’re trying to achieve is to improve the gross margins, the core operations, make sure that the core operation is flowing out more EBITDA and that we streamline the operation. So it is something, yes, that we’re still looking at, but we’d rather put it on hold for the time being, at least for the next 12 months.

<Q>: Oh, that makes sense to me. I appreciate all your efforts on our behalf, and hopefully we will all do very well. Thank you, and congratulations on a great deal.

Gilles Gaudreault – pending Chief Executive Officer

Thank you very much.

Tom Miller – Chairman, CEO, and President

Thank you, George.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

Operator

Thank you. (Operator instructions.) Our next question is coming from the line of J.D. Padgett with ALMAK. Please proceed with your question.

<Q>: Yes, good morning, guys. Just a couple of things to clarify. When you talked about presenting the combined results, will we see a combined presentation for Q3 or not until Q4?

Tom Miller – Chairman, CEO, and President

J.D., this is Tom. No, you will not see it on Q3. The transaction occurred in Q4.

<Q>: Okay. So it was the first day of Q4 then?

Tom Miller – Chairman, CEO, and President

Correct.

<Q>: Okay. And then in terms of the purchase price that you talked about, and it was alluded to in the previous question, is the $10 million comprised of the shares you issued, the debt you took on, plus what I think you said would be a net debt assumed from net working capital, which would be the difference?

Tom Miller – Chairman, CEO, and President

That’s correct. Correct. Correct, Gilles?

Gilles Gaudreault – pending Chief Executive Officer

Yes, it is correct.

<Q>: I know early on when you guys discussed some of the terms from the transaction, there was an assumed value for the common shares you’re giving that was like $2.00 a share. Is that still in place, or is it just simple share issuance now with no real future liability if stock price doesn’t hit certain levels?

Tom Miller – Chairman, CEO, and President

That’s correct. Go ahead, Gilles.

Gilles Gaudreault – pending Chief Executive Officer

Sorry about that.

<Q>: Okay, so it’s just a simple share issuance?

Tom Miller – Chairman, CEO, and President

Yes.

<Q>: Okay. So that’s changed for the better for existing shareholders, at least as we look at the terms as they played out now.

Tom Miller – Chairman, CEO, and President

Correct, and we believe this was a better transaction for all parties.

<Q>: Okay, perfect. And then I guess the final point of clarification, you talked about, in a prior press release, the way you’re restructuring some of the ownership of the prior employee there. Has that been consummated, and how did you do that? Did you just take on additional debt to retire those shares?

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Transcript: Quest Solution Corporate Update Call October 12, 2015

Tom Miller – Chairman, CEO, and President

Well, if we look at this, we did, with the previous president of Quest Marketing and the founder of Quest Marketing. We announced in September that we had reduced the obligation to Kurt through a discount. And I don’t know, Jason, you are on the call here. Do you want to cover that in a little detail?

Jason Griffith – Executive Vice President of Strategy and Acquisition

Sure. So while it is new debt to us, it is not new debt to the balance sheet in essence its an exchange. Not all debt is created equally. The terms are somewhat different, so while we are settling out existing debt with new debt because of the discount that he has given to us, it’s actually a net benefit to the company well over a couple of million dollars in terms of the discount that he took.

<Q>: Okay. And then there was some common shares that you were going to repurchase for him. I don’t think that was a significant dollar amount.

Jason Griffith – Executive Vice President of Strategy and Acquisition

Correct.

<Q>: That was working capital.

Jason Griffith – Executive Vice President of Strategy and Acquisition

Correct. That’s actually 900,000 shares and that’s before December 31st, so that—

<Q>: Okay.

Jason Griffith – Executive Vice President of Strategy and Acquisition

That hasn’t taken place yet, but that is going to happen this quarter.

<Q>: Okay.

Jason Griffith – Executive Vice President of Strategy and Acquisition

And that will just come from working capital.

<Q>: Okay. And then the commentary today about the Series A preferred that was retired, what was the liability on the balance sheet for that?

Jason Griffith – Executive Vice President of Strategy and Acquisition

That was actually a combination between the preferred stock as well as stock options. That’s approximately $3.1 million paid over four years at 6% interest. First payments don’t start till January, but that, like I said, also included the stock options as well as the preferred stock.

<Q>: Okay. And that was now retired?

Jason Griffith – Executive Vice President of Strategy and Acquisition

Correct.

<Q>: That’s a similar answer to what you said before. It used to be preferred and now it will be just debt.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

Jason Griffith – Executive Vice President of Strategy and Acquisition

Correct. It was the reality of having all the voting—85% of the voting stock in one hand versus now the capital structure is much easier for the investors to really understand and explain based on individual conversations as well as investor conferences, investment bankers, and other people we’ve spoken with.

<Q>: Definitely applaud you for simplifying things that way. Is any of the remaining debt, then, entitled to distribution of EBITDA? Or is it all now pretty much just a common debt with a fixed interest rate?

Jason Griffith – Executive Vice President of Strategy and Acquisition

The only remaining debtor that wasn’t included in that was for the purchase of BCS, which was done in November. It has a calculation relative to actually—previously it was 35% of EBITDA. Now it’s actually 35% of Net Income, and there’s a minimum monthly amount in place that was in that, and that detail will also be in the 8-K that we file.

<Q>: Okay. Perfect. Well, definitely appreciate the strides you guys continue to make, so keep up the good work.

Jason Griffith – Executive Vice President of Strategy and Acquisition

Thank you.

Tom Miller – Chairman, CEO, and President

Thank you, J.D.

Operator

Thank you. (Operator instructions.) Our next question is a follow-up coming from the line of George Guttman with Jericho Partners. Please proceed with your question.

<Q>: I understood, Tom, you mentioned something about the Black -Scholes model. I’m not exactly sure what that means in simple terms. Now that you have eliminated the preferred and some debt, does that mean that your cash flow and/or bottom line will increase as a result?

Tom Miller – Chairman, CEO, and President

Gilles, do you want to respond to that?

Gilles Gaudreault – pending Chief Executive Officer

Yes. The answer to that is yes. The cash flow will improve if you look at the sum of the repurchase that has been made and some of the cancellation that has been made. The corporation will improve its cash flow by roughly, and correct me, Scot, if I’m wrong, by roughly $400,000 on a quarterly basis, okay, on non-GAAP approach. Yes, it is improving the cash flow.

<Q>: So basically, that’s approximately $1.5 million better to our side than before?

Gilles Gaudreault – pending Chief Executive Officer

That’s exactly it. It’s going to vary between $1 million to $1.5 million, yes.

<Q>: Okay, great. Thanks.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

Operator

Thank you. Our next question is coming from the line of Jack Grossman, private investor. Please proceed with your question.

<Q>: Yes, hi, guys. Real quick, for comparison purposes, which public or private companies are seen as similar to the combined new company in terms of products and services?

Tom Miller – Chairman, CEO, and President

Well, if we look out in the marketplace, Peak-Ryzex, they’re a company out of Columbia, Maryland, and with offices in Bellingham. They’re a similar company, somewhat larger. Another private company is Stratix out of Georgia. They tend to focus on services. A company on the West Coast was DecisionPoint. They tended to be somewhat smaller.

If we look at our industry, there are about three or four companies, maybe four or five, that are of the scale of Quest, and with this acquisition at $85 million, it puts us in the top three or four. One of the things that’s occurring in the industry is we had, as Gilles mentioned, tremendous consolidation at the vendor level, and we’re seeing that same thing occurring now at the reseller level. Most resellers are small. There’s a midsize group that are anywhere from $10 million to $25 million, but if we look at, really, the leaders in the industry, Quest is in the top three or four.

And so our strategy was to expand up into North America. We can claim now that we’re the only integrator that has coast-to-coast coverage throughout North America. And we also have all the elements required for integration, and one of the things that’s very important for us was to—we have a very small media business within Quest, and when I say media, barcode labels and barcode ribbons, printer ribbons.

And what’s really great about the media business is repeatable revenue, as Gilles mentioned. And the Viascan’s media business runs three to four points higher than ours, and that’s due to their more modern capacity and manufacturing. So for us, an important part of our growth strategy that will further propel us into a leadership position is to bring in repeatable media business at better margins than what we have today, and that’s one of the initiatives that we’ll do.

So that’s how we compare in the industry. We have software. We want to add some additional services, which this does, and we want to grow the media business because it’s nice, consistent revenue at a good margin.

<Q>: All right. Thank you very much.

Gilles Gaudreault – pending Chief Executive Officer

May I add to this, Tom? We’re the only manufacturer of media. Most of our competitors are buying out media, so we’re the only ones we know that does manufacturing. So in North America, the merger of Quest and Viascan would provide us in being one of the only manufacturers of media. And that’s [indiscernible] activity.

Operator

Thank you. We’ll move on to our next question, which is coming from the line of Greg Woods with Dealer Financial Services. Please proceed with your question.

<Q>: My question involves your board of directors and what your intent is there relative to be expanding it, reconstituting it, adding to it, whatever. It’s just that simple question.

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Transcript: Quest Solution Corporate Update Call October 12, 2015

Tom Miller – Chairman, CEO, and President

Sure. Let me take that question, Greg. One of the things that we have accomplished since May is we have a board of—it will now be five of us, of which three are independent directors, and that was very important as we transition this company and grow this company. Within the last month, we have formed within the board three committees, the audit committee, the compensation committee, and the board governance committee. And we formed these committees according to the requirements for NASDAQ.

In addition to that, we have also implemented Corporate Governance Principles as well as Code of Ethics. On the Board, then, will be Gilles, myself, and the three independent directors. As far as adding additional board members, that’s something the Board Governance Committee will look at. We may add one or two more, but for right now, where we stand today, Greg, we’ve got a board that we feel we’ve considerably strengthened. We’ve put in place what really was necessary for this company to grow with the type of requirements for the board who are actively working with us in the business.

<Q>: Thank you very much.

Tom Miller – Chairman, CEO, and President

Thank you.

Operator

Thank you. It appears we have no additional questions at this time, so I’d like to turn the floor back over to management for any additional concluding comments.

Tom Miller – Chairman, CEO, and President

Well, let me make a comment, and then Gilles, I’m going to throw it over to you for a final comment. I hope everyone senses our excitement about this. Gilles and I began these discussions over a year ago, and we feel there is just tremendous synergy between the two companies. We also feel that we work together well as a team, and we’ve put together the executive structure so that we could take advantage of what our strengths are, so that we complement one another, and that we’re joined at the hip as we go forward.

So I’m excited about this. I look forward to going to work with this new team, and I think it’s going to be a great combination for the shareholders especially. Gilles, do you have a final comment?

Gilles Gaudreault – pending Chief Executive Officer

Well, I fully agree with what you just said, Tom. I think that the achievement of that transaction is most likely towards the combined leadership that we have. It is very unusual to have a corporation which is going to have the quality of management that we have. What Quest is bringing to the party is something that ViascanQData was looking for, and I think that it’s the same thing on the Quest side. So I’m really, really excited to work with you, and I’m really, really excited to see what can be achieved by joining both corporations together. Thank you.

Tom Miller – Chairman, CEO, and President

Okay, and I have no further comment.

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